UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 23, 2008

Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)	88-0450923 (IRS Employer Identification No.)

4901 Zambrano Street,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 726-0297
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Current Report on Form 8-K may contain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Those statements include statements regarding our intent, belief or current expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, our ability to face stiff competition, our ability to profitably manage our business, the financial strength of our customers, the continued acceptance of our existing and new products by our existing and new customers, the risks of foreign manufacturing, competitive and economic factors in the textile and apparel markets, the availability of raw materials, the ability to manage growth, weather-related delays, dependence on key personnel, general economic conditions, global manufacturing costs and restrictions, and other risks and uncertainties that may be detailed herein, or from time to time in our other filings made with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On September 23, 2008, the Registrant entered into a Settlement Agreement and Mutual Release with Paul Guez, Elizabeth Guez and their affiliated entities pursuant to which the Registrant rescinded the conversion on March 5, 2008 of $1,400,000 of indebtedness under a line of credit agreement with Mr. Guez (the “Revolving Line”) into 1,750,000 shares of the Registrant’s common stock, Mr. Guez forgave $700,000 of indebtedness under the Revolving Line, the Registrant issued an 8% Senior Secured Convertible Note with a 30-month term to Mr. Guez and Elizabeth Guez in the principal amount of approximately $1,618,093 (the “Note”) in settlement of all amounts owed to Mr. Guez and his affiliates as of September 23, 2007 (other than certain amounts outside of the Revolving Line accrued during fiscal 2008 and set forth in the Settlement Agreement and Mutual Release), the Registrant issued a Warrant to Mr. Guez to purchase 1,415,832 shares of the Registrant’s common stock at a per share exercise price of $0.40 and a term of 5 years (the “Warrant”), and the Registrant and Mr. Guez mutually release each other from existing claims.

The Note carries interest at 8% per annum on the unpaid/unconverted principal balance, and is secured on a third priority basis against all of the assets of the Registrant. One-twenty-fourth of the principal amount of the Note, and accrued but unpaid interest, are due and payable monthly in 24 installments beginning on April 1, 2009. These installment payments can be made in cash or through the issuance of stock provided that certain equity conditions (as further set forth in the Note) are met. The Note is convertible, at the option of the holder prior to its maturity, into approximately 4,045,233 shares of the Registrant’s common stock (subject to adjustment as provided in the Note, including pursuant to economic anti-dilution adjustments), based on a conversion price equal to $0.40 per share. Additionally, beginning September 23, 2010, the Registrant can require the holder to convert the Note into shares of the Registrant’s common stock if the volume-weighted average price (as determined pursuant to the Note) of the common stock for any 20 out of 30 consecutive trading days exceeds $0.80 and certain equity conditions (as further set forth in the Note) are met.

The Note and the Warrant provide that if the Registrant has not obtained shareholder approval, the Registrant may not issue, upon conversion or exercise of the Note and the Warrant, as applicable, a number of shares of the Registrant’s common stock which, when aggregated with any shares of the Registrant’s common stock issued on or after September 23, 2008 and prior to expiration of the Warrant and the maturity of the Note (A) in connection with the conversion of the Note or as payment of principal, interest or liquidated damages, and (B) in connection with the exercise of the Warrant, would exceed 19.99% of the number of shares of the Registrant’s common stock outstanding on September 23, 2008.

On July 30, 2008, the Registrant obtained the written consent of holders of a majority of the outstanding shares of the Registrant’s capital stock to the transactions contemplated under the Settlement Agreement and Mutual Release and intends to file an information statement to effectuate the actions approved therein in the future.

The issuance of the Note, the Warrant and the shares underlying the Note and the Warrant was intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D, as promulgated by the SEC under the Securities Act, as such securities were and will be issued to accredited investors and were not originated through any general solicitation or advertisement.

Item 8.01	Other Events.

The registrant intends to file restated financial statements on or before October 3, 2008 pursuant to an amendment to its Form 10-K for the fiscal year ended December 31, 2007, and amendments to its Form 10-Qs for the fiscal quarters ended March 31, June 30 and September 30, 2007, to correct accounting errors in the Registrant’s related party accounts for those periods. The Registrant intends to file Form 10-Qs for the fiscal quarters ended March 31 and June 30, 2008 on or before October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings, Inc.

Date: September 30, 2008	By:	/s/ Glenn S. Palmer
Glenn S. Palmer
Chief Executive Officer